10F-3 Report


Smith Barney Small Cap Growth Opportunities Fund


11/1/04           through               4/30/05


        ID         Issuer Name
Trade Date      Selling Dealer    Total Amount     Purchase Price
% Received by Fund    % of Issue (1)


...................................................................


            81  Nine Towns
12/2/2004    JP Morgan                     300.00              11
0.003%                 0.104%
           148  Foundation Coal Holdings, Inc
12/8/2004    Morgan Stanley              4,400.00              22
0.019%                 0.458%
           240  GFI Group Inc. (GFIG)
1/25/2005    Merrill Lynch                 500.00              21
0.009%                 0.213%
           287  FTD Group, Inc. (FTD)
2/8/2005     Goldman Sachs                 800.00              13
0.006%                 0.191%
           305  Alpha Natural Resources, Inc
2/14/2005    Morgan Stanley              7,000.00              19
0.024%                 0.461%
           308  Wright Express
2/15/2005    JP Morgan                  13,500.00              18
0.034%                 2.978%
        500  Portal Players
11/18/2004   CS First Boston             1,100.00
17          0.018%                 0.760%




...................................................................

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.



Other Participant Accounts        Issue Amount            Total
Received All Funds



            81         -Includes purchases by other affiliated
mutual funds and                        9,700.00
9,600,000.00          10,000.00
                       discretionary accounts in the amount of:

           148         -Includes purchases by other affiliated
mutual funds and                      103,600.00
23,600,000.00         108,000.00
                       discretionary accounts in the amount of:

           240         -Includes purchases by other affiliated
mutual funds and                       12,000.00
5,860,000.00          12,500.00
                       discretionary accounts in the amount of:


           287         -Includes purchases by other affiliated
mutual funds and                       24,200.00
13,100,000.00          25,000.00
                       discretionary accounts in the amount of:

           305         -Includes purchases by other affiliated
mutual funds and                      129,100.00
29,500,000.00         136,100.00
                       discretionary accounts in the amount of:

           308         -Includes purchases by other affiliated
mutual funds and                    1,177,800.00
40,000,000.00       1,191,300.00
                       discretionary accounts in the amount of:

        500         -Includes purchases by other affiliated mutual
funds and                       46,400.00
6,250,000.00          47,500.00
                       discretionary accounts in the amount of: